Exhibit 24.1

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Martin Kelly and John J. Suydam and each of them, either of whom may act without the joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to Class A shares of Apollo Global Management, LLC (the “Company”) issuable under the Company’s 2007 Omnibus Equity Incentive Plan, and any or all amendments or supplements to such Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed below by the following persons in the capacities indicated on the 6th day of May 2016.

Signature	Title

/s/ Leon D. Black	Chairman, Chief Executive Officer and Director
Leon D. Black	(principal executive officer)

/s/ Joshua J. Harris	Director
Joshua J. Harris

/s/ Marc J. Rowan	Director
Marc J. Rowan

/s/ Martin Kelly	Chief Financial Officer
Martin Kelly	(principal financial officer)

/s/ Chris Weidler	Chief Accounting Officer
Chris Weidler	(principal accounting officer)

/s/ Michael Ducey	Director
Michael Ducey

/s/ Paul Fribourg	Director
Paul Fribourg

/s/ Robert Kraft	Director
Robert Kraft

/s/ A.B. Krongard	Director
A.B. Krongard

/s/ Pauline Richards	Director
Pauline Richards